Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-186686 on Form S-4 of our report dated March 31, 2014, relating to the consolidated financial statements of Samson Resources Corporation and subsidiaries as of and for the years ended December 31, 2013 and 2012, and for the period from November 14, 2011 to December 31, 2011, and Samson Investment Company and subsidiaries for the period from July 1, 2011 to December 21, 2011 and the retrospective adjustments to the 2011 consolidated financial statements (which report expresses an unqualified opinion on those consolidated financial statements and includes explanatory paragraphs referring to a business combination occurring on December 21, 2011 and retrospective adjustments to the 2011 consolidated financial statements with respect to Note 23) appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the headings “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Tulsa, Oklahoma

May 13, 2014